UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 12, 2011

Martin Marietta Materials, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-12744	56-1848578
(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 12, 2011, the Corporation announced that it has signed a definitive agreement with Lafarge North America Inc. (“Lafarge”) for the exchange of certain assets. Under the terms of the agreement, the Corporation will receive aggregates quarry sites, ready mixed concrete and asphalt plants, and a road paving business in the metropolitan Denver, Colorado region. In exchange, Lafarge will receive properties consisting of quarries and distribution yards operated by Martin Marietta Materials along the Mississippi River and a cash payment. The transaction is anticipated to close within 60 days, subject to regulatory approval.

The Corporation issued a press release on October 12, 2011, announcing the definitive agreement. The press release is filed as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 12, 2011, announcing a definitive agreement for the exchange of assets with Lafarge North America Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.
(Registrant)

Date: October 13, 2011	By:	/s/ Anne H. Lloyd
Anne H. Lloyd,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 12, 2011, announcing a definitive agreement for the exchange of assets with Lafarge North America Inc.